GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                          GIVE THE
FOR THIS TYPE OF          SOCIAL SECURITY
ACCOUNT:                  NUMBER OF--
- ----------------------------------------------

1. An individual's        The individual
   account

2. Two or more            The actual owner of
   individuals (joint     the account or, if
   account)               combined funds, the
                          first individual on
                          the account(1)

3. Husband and wife       The actual owner of
   (joint account)        the account or, if
                          joint funds, either
                          person(1)

4. Custodian account of   The minor(2)
   a minor (Uniform Gift
   to Minors Act)

5. Adult and minor        The adult or, if the
   (joint account)        minor is the only
                          contributor, the
                          minor(1)

6. Account in the name    The ward, minor, or
   of guardian or         incompetent
   committee for a        person(3)
   designated ward,
   minor, or incompetent
   person

7. a. The usual           The grantor-trustee(1)
      revocable savings
      trust account
      (grantor is also
      trustee)

  b. So-called trust      The actual owner(1)
     account that is not
     a legal or valid
     trust under State
     law

- ----------------------------------------------
                          GIVE THE EMPLOYER
 FOR THIS TYPE OF         IDENTIFICATION
 ACCOUNT:                 NUMBER OF--

- ----------------------------------------------
 8. Sole proprietorship   The owner(4)
    account

 9. A valid trust,        The legal entity (Do
    estate, or pension    not furnish the
    trust                 identifying number
                          of the personal
                          representative or
                          trustee unless the
                          legal entity itself
                          is not designated in
                          the account
                          title.)(5)

10. Corporate account     The corporation

11. Religious,            The organization
    charitable, or
    educational
    organization account

12. Partnership account   The partnership
    held in the name of
    the business

13. Association, club,    The organization
    or other tax-exempt
    organization

14. A broker or           The broker or
    registered nominee    nominee

15. Account with the      The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

 If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service.

   To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

 Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

 . The United States or any agency or instrumentality thereof.

 . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

 . A foreign government or a political subdivision, agency or instrumentality thereof.

 . An international organization or any agency or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the United
   States or a possession of the United States.

 . A real estate investment trust.

 . A common trust fund operated by a bank under section 584(a).

 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.

 . A foreign central bank of issue.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

 Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxypayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                             YOUR TAX CONSULTANT OR
                          THE INTERNAL REVENUE SERVICE

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